UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
 (Date of earliest event reported)  March 18, 2003

CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN 47202-3005
(Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (812) 377-5000

Item 5.  Other Events

Cummins Inc. today reported an update regarding the non-cash accounts payable adjustment announced on January 29. The adjustment is primarily related to the implementation of a new enterprise resource planning system in one of Cummins plants.

Cummins has informed the SEC of this matter, and has been working with its auditors, PricewaterhouseCoopers LLP (PwC) to determine the appropriate accounting treatment and any potential impact on the Company's historical financial statements. That issue has not yet been resolved, and as a result we will postpone the Annual Meeting, scheduled for April 1, until a later date.

A press release will be issued as to when and where the Annual Meeting will be held when a new date is set by the Cummins Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 18, 2003
Cummins Inc.
By: /s/ Susan K. Carter ______________________________ Susan K. Carter Vice President - Finance (Principal Accounting Officer)